Exhibit 99.1

Safeguard Scientifics Announces second Quarter 2020 Financial Results

Safeguard’s companies respond to COVID-19 by managing costs, securing capital and positioning their businesses to best operate in a post-pandemic economic environment

Conference call and webcast today at 9 a.m. ET

Radnor, PA, August 11, 2020 — Safeguard Scientifics, Inc. (NYSE:SFE) (“Safeguard” or the “Company”) today announced financial results for the three months and six months ended June 30, 2020.

Highlights

●	Safeguard remains committed to its stated strategy to monetize ownership interests in a timely manner and maximize the value for Safeguard shareholders.
●	Safeguard’s companies continue to respond to COVID-19 by managing cost structures, securing capital and adjusting operations to take advantage of opportunities in post COVID-19 environment.
●

Safeguard completed follow-on funding to three companies totaling $4.4 million in the second quarter, including $3.8 million to Syapse as part of an existing investor round that also expanded and restructured its debt facilities, bringing the year-to-date total deployed to $6.6 million.

●	At June 30, 2020, the carrying value of the Company’s ownership interests totaled $61.4 million, and cash, cash equivalents and restricted cash totaled $13.6 million.
●

Reduced General and Administrative expenses 30% year over year to $2.0 million for the quarter ended June 30, 2020, including a reduction in Corporate expenses[1] of $1.2 million, a 36% year over year decline.

●

Safeguard’s net loss for the three months ended June 30, 2020 was $9.9 million, or $0.48 per share, compared with net income of $36.1 million, or $1.75 per share, for the same period in 2019. Safeguard’s results for the quarter included additional non-cash impairment charges of $5.7 million resulting from reduced expectations for certain ownership interests, while the prior period quarter included a gain from the sale of Transactis of $50 million.

●

Safeguard’s net loss for the six months ended June 30, 2020 was $25.9 million, or $1.25 per share, compared with net income of $57.8 million, or $2.80 per share, for the same period in 2019. Safeguard’s results for the year-to-date period included non-cash impairment charges of $17.0 million, while the prior period included gains from the sales of Propeller and Transactis totaling $86 million.

“We are pleased by how the management teams of our companies have responded to the challenges posed by COVID-19,” said Eric C. Salzman, Safeguard’s Chief Restructuring Officer. “By and large, our companies are tracking ahead of their COVID-19 budgets, actively adapting to the current environment and in some cases finding new pockets of strength. Our team is fully engaged in the support of our companies and the actions they are taking. While the current environment may impact the time frame of expected exits for some of our companies, we are encouraged by an increase in demand in certain markets and cautiously optimistic that the activity we are seeing with strategic partners and capital providers will translate into continued recovery and increased opportunities going forward.”

1 Corporate expenses are general and administrative expenses excluding depreciation, severance, stock-based compensation and other non-recurring items.  See full reconciliation in the financial section of this statement.

“We have taken action to reduce expenses while continuing to prudently evaluate deployments,” said Mark A. Herndon, Safeguard’s Senior Vice President and Chief Financial Officer. “Our expectation for follow-on funding requirements during the full year 2020 remains between $8 and $12 million. Corporate expenses for the year ended December 31, 2020 are expected to be at the low end, or below, our previously disclosed range of $5.6 to $6.0 million as compared to $7.1 million reported for the year ended December 31, 2019.”

OWNERSHIP INTERESTS AT JUNE 30, 2020

Companies	Category	Acquisition Year	Primary Ownership%	Carrying Value (in millions)	Cost (in millions)

Initial Revenue Stage: Up to $1 million in revenue
None
Expansion Stage: $1 million to $5 million in revenue
Moxe Health Corporation	Healthcare	2016	29.9%	$4.9	$7.5
Traction Stage: $5 million to $10 million in revenue
meQuilibrium	Healthcare	2015	32.0%	4.1	14.0
Trice Medical, Inc.	Healthcare	2014	16.6%	1.8	10.8
Zipnosis, Inc.	Healthcare	2015	37.7%	2.7	10.0
QuanticMind, Inc.	Digital Media	2015	24.2%	2.1	13.7
WebLinc, Inc.	Digital Media	2014	39.9%	1.9	16.2
Lumesis, Inc.	Financial Services	2012	43.5%	0.7	5.6
High Traction Stage: $10 million to $15 million in revenue
InfoBionic, Inc.	Healthcare	2014	25.2%	-	22.0
Clutch Holdings, Inc.	Digital Media	2013	41.2%	5.2	16.8
Sonobi, Inc.	Digital Media	2015	21.6%	5.5	13.4
Between $15 to $20 million in revenue
Prognos Health, Inc.	Healthcare	2011	28.7%	4.4	12.6
Greater than $20 million in revenue
Aktana, Inc. +	Healthcare	2016	17.5%	0.9	11.7
Syapse, Inc.	Healthcare	2014	19.6%	5.6	25.0
Flashtalking	Digital Media	2018	13.4%	12.5	19.2
MediaMath, Inc.	Digital Media	2009	13.3%	-	15.5
Other Ownership Interests
T-REX Group	Financial Services	2016		2.5	6.0
Velano Vascular	Healthcare	2013		2.0	1.7
All others	Various			4.6	14.4
			TOTAL:	$61.4	$236.1

+ Company progressed into higher revenue stage this quarter.

CONFERENCE CALL AND WEBCAST DETAILS

Please call 10-15 minutes prior to the call to register.

Date: Tuesday, August 11, 2020

Time: 9 am ET

Webcast: http://www.safeguard.com/events

Live Number: 833-968-2224 // (International) 825-312-2064

Replay Number: 800-585-8367 // (International) 416-621-4642

Access Code: 2779780

Speakers: Executive Chairman of the Board, Dr. Robert J. Rosenthal; Chief Restructuring Officer, Eric C. Salzman; and Senior Vice President and Chief Financial Officer, Mark A. Herndon

Format: Discussion of second quarter 2020 financial results followed by Q&A

Replay will be available through September 5, 2020 at 11:59 pm ET. For more information please contact IR@safeguard.com.

About Safeguard Scientifics

Historically, Safeguard Scientifics (NYSE:SFE) has provided capital and relevant expertise to fuel the growth of technology-driven businesses. Safeguard has a distinguished track record of fostering innovation and building market leaders that spans more than six decades. For more information, please visit www.safeguard.com.

Forward-looking Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Our forward-looking statements are subject to risks and uncertainties. Forward-looking statements include, but are not limited to, statements regarding Safeguard’s ability to maximize the value of monetization opportunities of its ownership interests and drive total shareholder returns. Safeguard’s initiatives taken or contemplated to enhance and unlock value for all of its shareholders, Safeguard’s efforts to execute on and implement its strategy to streamline its organizational structure, reduce its operating costs, pursue monetization opportunities for ownership interests and maximize the return of value to its shareholders, Safeguard’s ability to create, unlock, enhance and maximize shareholder value, the effect of Safeguard’s management succession plan on driving increased organizational effectiveness and efficiencies, the ability of the management team to execute Safeguard’s strategy, the availability of, the timing of, and the proceeds that may ultimately be derived from the monetization of ownership interests, Safeguard’s projections regarding the reduction in its ongoing operating expenses, Safeguard’s projections regarding annualized operating expenses and expected severance expenses, monetization opportunities for ownership interests, and the amount of net proceeds from the monetization of ownership interests that will enable the return of value to Safeguard shareholders after satisfying working capital needs and the timing of such return of value. Such forward-looking statements are not guarantees of future operational or financial performance and are based on current expectations that involve a number of uncertainties, risks and assumptions that are difficult to predict. Therefore, actual outcomes and/or results may differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause actual results to differ materially include, among others, our ability to make good decisions about the monetization of our ownership interests for maximum value or at all and the return of value to our shareholders, our ability to successfully execute on our strategy to streamline our organizational structure and align our cost structure to increase shareholder value, whether our strategy will better position us to focus our resources on the highest-return opportunities and deliver enhanced shareholder value, the ongoing support of our existing ownership interests, the fact that our companies may vary from period to period, challenges to achieving liquidity from our ownership interests, fluctuations in the market prices of our publicly traded holdings, if any, competition, our inability to obtain maximum value for our ownership interests, our ability to attract and retain qualified employees, market valuations in sectors in which our ownership interests operate, our inability to control our ownership interests, our need to manage our assets to avoid registration under the Investment Company Act of 1940, risks, disruption, costs and uncertainty caused by or related to the actions of activist shareholders, including that if individuals are elected to our Board with a specific agenda, it may adversely affect our ability to effectively implement our business strategy and create value for our shareholders and perceived uncertainties as to our future direction as a result of potential changes to the composition of our Board may lead to the perception of a change in the direction of our business, instability or a lack of continuity that may adversely affect our business, and risks associated with our ownership interests, including the fact that most of our ownership interests have a limited operating history and a history of operating losses, face intense competition and may never be profitable, the effect of economic conditions in the business sectors in which Safeguard’s companies operate, and other uncertainties described in our filings with the Securities and Exchange Commission. Many of these factors are beyond the Company’s ability to predict or control. As a result of these and other factors, the Company’s past operational and financial performance should not be relied on as an indication of future performance. The Company does not assume any obligation to update any forward-looking statements or other information contained in this press release.

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SAFEGUARD CONTACT:

Mark Herndon

Chief Financial Officer

(610) 975-4913

mherndon@safeguard.com

Safeguard Scientifics, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	June 30, 2020	December 31, 2019
Assets
Cash, cash equivalents and restricted cash	$13,632	$25,053
Other current assets	544	1,297
Total current assets	14,176	26,350
Ownership interests in and advances	61,405	77,129
Other assets	3,945	4,098
Total Assets	$79,526	$107,577

Liabilities and Equity
Other current liabilities	$2,072	$2,429
Total current liabilities	2,072	2,429
Lease liability - non-current	2,222	2,380
Other long-term liabilities	918	1,027
Total equity	74,314	101,741
Total Liabilities and Equity	$79,526	$107,577

Safeguard Scientifics, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Operating expenses	$2,028	$2,603	$5,560	$5,660
Operating loss	(2,028)	(2,603)	(5,560)	(5,660)
Other income (loss), net	(2,658)	3,118	(6,225)	1,233
Interest, net	52	(4,919)	157	(6,581)
Equity income (loss), net	(5,277)	40,497	(14,291)	68,764
Net income (loss) before income taxes	(9,911)	36,093	(25,919)	57,756
Income tax benefit (expense)	—	—	—	—
Net income (loss)	$(9,911)	$36,093	$(25,919)	$57,756
Net income (loss) per share:
Basic	$(0.48)	$1.75	$(1.25)	$2.80
Diluted	$(0.48)	$1.75	$(1.25)	$2.80
Weighted average shares used in computing income (loss) per share:
Basic	20,720	20,628	20,703	20,606
Diluted	20,720	20,658	20,703	20,606

Safeguard Scientifics, Inc.

Financial Data

(in thousands)

Additional Financial Information

Non-GAAP Measures

In discussing financial results and guidance, the Company refers to the measure "corporate expenses" which is not in accordance with Generally Accepted Accounting Principles (GAAP). We use this non-GAAP financial measure internally to make operating and strategic decisions, including evaluating our overall performance and as a factor in determining compensation for certain employees. We have defined corporate expenses as general and administrative costs excluding Depreciation, Stock based compensation, severance and retirement costs, and non-recurring items and other.  Non-recurring items and other includes accruals related to the Company's LTIP plan that will not be paid until reaching a specified threshold within that plan. We believe presenting this non-GAAP financial measure provides additional information to facilitate comparison of our historical operating costs and their trends, and provides additional transparency on how we evaluate our cost structure. We also believe presenting this measure allows investors to view our performance using the same measure that we use in evaluating our performance and trends.

Corporate expenses reconciliation:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Corporate expenses	$1,242	$1,910	$2,695	$4,041
Depreciation	—	323	—	808
Stock based compensation	441	269	527	686
Severance and retirement costs	22	101	1,765	125
Non-recurring items and other	323	—	573	—
General and administrative expenses	$2,028	$2,603	$5,560	$5,660